Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Olga Guyette, Director-Investor Relations (781) 356-9763 olga.guyette@haemonetics.com	Media Contact: Carla Burigatto, VP-Communications (781) 348-7263 carla.burigatto@haemonetics.com
HAEMONETICS ANNOUNCES SALE OF U.S. BLOOD DONOR MANAGEMENT SOFTWARE SOLUTION ASSETS TO THE GPI GROUP
BOSTON, MA, May 28, 2020 - Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative hematology solutions to drive better patient outcomes, today announced that it has entered into a definitive agreement to sell certain blood donor management software solution assets within its Blood Center business unit to the GPI Group (GPI: IM). GPI is a leading company in providing IT Solutions supporting Healthcare and Social Services, listed on the MTA market of Borsa Italiana.

“We are committed to reshaping our portfolio for sustainable growth and this sale will enable us to focus on our core capabilities while delivering quality products and services where we bring distinct value,” said Chad Nikel, Haemonetics’ President, Global Blood Center. “We will continue to invest across our business, execute our customer-centric strategies to strengthen our trajectory and develop innovative medical technologies that meaningfully advance healthcare.”

Fausto Manzana, GPI President and CEO, said, “Our priority is to deliver state-of-the-art technology solutions with a comprehensive approach to cover all aspects of blood transfusion for maximum traceability, patient safety and high client satisfaction. GPI will merge the acquired assets with its U.S.-based Hemasoft operations to strengthen the Hemasoft presence in the U.S. by offering a complete portfolio of software and services.”

Under the terms of the transaction, Haemonetics and its subsidiary Global Med Technologies, Inc. will transfer the intellectual property, customer contracts and certain other assets relating to its ElDorado Donor®, Hemasphere ®, Donor Doc®, Donor Doc Phlebotomy®, eDonor®, DonorSpace®, Surround™ and SafeTrace® software products to GPI. These products are sold predominantly in the U.S. and provide a range of solutions to optimize blood donor collection centers’ blood drive planning, donor recruitment and retention, blood collection, component manufacturing and distribution. The GPI Group business in the U.S. is managed through its subsidiary Hemasoft. Hemasoft is a U.S. company providing specialized web-based software solutions for blood donor centers, blood banks, transfusion services, cell therapy labs and tissue banks.

This transaction is expected to close in the second quarter of calendar 2020, subject to the satisfaction of customary closing conditions.

About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Haemonetics Cautionary Statement Regarding Forward-Looking Information
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding the consummation of the proposed transactions described in this press release, including the estimated cash proceeds and any additional contingent consideration, and statements regarding Haemonetics’ strategies, positioning, resources, capabilities, and expectations for future performance. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics’ current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, any event, changes or other circumstance that delays or gives rise to termination of the proposed transaction, including the failure of the parties to satisfy conditions to completion of the transaction; the failure to realize the anticipated benefits of the transaction or the transaction having an unanticipated impact, including from non-achievement of any commercial milestone required to receive all or part of the additional contingent consideration; Haemonetics’ ability to predict accurately the demand for its products and products under development and to develop strategies to address its markets successfully and the impact of competitive products and pricing and technical innovations that could render products marketed or under development by Haemonetics obsolete. These and other factors are identified and described in more detail in Haemonetics’ filings with the SEC. Haemonetics does not undertake to update these forward-looking statements.